                                                                      Exhibit 21
                                                                      ----------

                     SUBSIDIARIES OF THE ALLEN TELECOM INC.
                    ---------------------------------------
The following is a list of the subsidiaries of Allen Telecom Inc. (Delaware, 02-03-69), and indented, subsidiaries of such subsidiaries, including in each case the state or other jurisdiction in which each subsidiary was incorporated or organized, and indicating in each case the percentage of voting securities owned by the immediate parent.

                                                              STATE/COUNTRY OF              INCORPORATION            OWNERSHIP
NAME OF CORPORATION                                           INCORPORATION                     DATE                         %
-------------------                                           -------------                     ----                         -
The Allen Group Canada Limited                                Canada                          04-19-72                     100
The Allen Group Internat'l Sales Corp.                        Barbados                        09-15-94                     100
The Allen Group International, Inc.                           Delaware                        07-19-73                     100
    Placo                                                     Switzerland                      04- -99                     100
    Mikom Italia                                              Italy                                                        100
    Herkules Vierte Verwaltungs G.m.b.H.                      Germany                         09-14-98                     100
         Allen Telecom GmbH                                   Germany                         07-28-90                     100
           Mikom G.m.b.H.                                     Germany                         05-07-85                     100
                Mikom Vertriebs und Service GmbH (9)          Austria                         10-18-96                     100
                      Mikom Slovakia, s.r.o.                  Slovakia                        05-30-97                      60
                 Mitras Ltd.                                  Hungary                           1992                       100
                 C-com, spol. S.r.o.                          Czechoslovakia                  02-26-96                      80
Allen Telecom Canada, Inc.                                    Canada                          04-14-93                     100
Allen Telecom Civil Law Partnership GbR(2)                    Germany                         10-01-98                     100
Allen Telecom (France) S.A. (3)                               France                          04-09-97                     100
     Telia S.A. (4)                                           France                          10-19-90                     100
Allen Telecom Group Limited (1)                               U.K.                            05-08-72                     100
Allen Telecom (Holdings) Pty Limited                          Australia                       07-18-96                     100
     Allen Telecom (Australia) Pty Limited (5)                Australia                       07-23-96                     100
Allen Telecom (Hong Kong) Limited (6)                         Hong Kong                       04-25-97                     100
Allen Telecom Investments, Inc.                               Delaware                        04-01-97                     100
Allen Telecom (Mauritius) Holdings Ltd.                       Mauritius                       11-25-97                     100
      Decibel Products (Guangzhou) Ltd.                       China                           01-19-98                     100
      Decibel Shenzhen Ltd.                                   China                             07-00                      100
      Forem Shenzhen Ltd.                                     China                             07-00                      100
Allen Telecom (Singapore) Pte Limited                         Singapore                       06-03-97                     100
Allen Telecomunicacoes do Brasil Ltda (7)                     Brazil                            11-95                      100
Antenna Specialists Co., Inc.                                 Delaware                        10-07-88                     100
     Antespec, S.A. de C.V.                                   Mexico                          11-14-88                     100
ATI International, Inc.                                       Delaware                        12-10-97                     100
       Allen International (Netherlands) BV                   Netherlands                     06-19-98                     100
           Allen Telecom (Netherlands) BV                     Netherlands                     07-21-98                     100
               Mikom Schweiz AG                               Switzerland                     04-20-99                     100
               Allen Telecom Italia Europe S.r.l.             Italy                           10-10-`97                    100
                  FOREM S.r.l.                                Italy                           11-14-94                     100
                     FOREM France E.u.r.l.                    France                            1993                       100
                     FOREM (UK) Limited                       U.K.                              1988                       100
                     FOREM Finance UK Limited                 U.K.                            09-29-00                     100


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
                                                                      Exhibit 21
                                                                      ----------

                                                                                            INCORPORATION            OWNERSHIP
                                                              STATE/COUNTRY OF              -------------            ---------
NAME OF CORPORATION                                           INCORPORATION                     DATE                         %
-------------------                                           -------------                     ----                         -
        Tekmar Sistemi S.r.l.                                 Italy                           09-20-80                     100
Comsearch Holdings Inc.                                       Delaware                        08-22-97                     100
        Comsearch UK Limited                                  U.K.                            03-06-98                     100
        Telespectro de Mexico, S.A. de C.V. (10)              Mexico                            11-97                      100
Decibel Mobilcom Limited (1)                                  England                         01-31-91                     100
Geometrix911, Inc.                                            Delaware                        03-08-00                     100
Orion Far East Management Inc. (1)                            Delaware                        07-16-81                     100
Orion Industries, Inc., Limited (1)                           Hong Kong                       06-01-71                     100
     Orion Imports & Exports Limited (1)                      Hong Kong                       09-07-73                     100
     Orion Industries, Inc. Japan (1)                         Japan                             09-73                      100
     Orion Industries Taiwan Limited (1)                      Taiwan                            10-73                      100
Allen SSI, Inc. (8)                                           California                      09-25-74                     100

(1) These subsidiaries are not significant in the aggregate and are no longer active.

(2) 90% of this partnership is owned by Allen Telecom Inc. and the remaining 10% is owned by Allen Telecom Investments, Inc.

(3) Of the 2,500 shares issued and outstanding, 2,494 shares are owned by Allen Telecom Inc. and the remaining 6 shares are owned in name only by Allen employees.

(4) Of the 10,000 shares issued and outstanding, 7,196 shares are owned by Allen Telecom (France) S.A., 4 shares are owned by Allen employees, and Allen Telecom (Netherlands) BV owns the remaining 2,800 shares.

(5) Of the 100,000 shares issued and outstanding 19,800 are owned by Allen Telecom Inc. and 80,200 are owned by Allen Telecom (Holdings) Pty. Limited.

(6) Of the 1,000 shares issued and outstanding, 999 shares are owned by Allen Telecom Inc. and 1 share is owned by Allen Telecom Investments, Inc.

(7) 95% of the outstanding capital stock of this subsidiary is owned by Allen Telecom Inc. and the remaining 5% is owned by Allen Telecom Investments, Inc.

(8) Allen SSI, Inc. (fka Signal Science, Incorporated) sold substantially all its assets to Condor Systems Inc. on October 15, 1999.

(9) 60% of the outstanding capital stock is owned by Mikom G.m.b.H. and the remaining 40% is owned by the partners of Mikom Vertreibs und Service G.m.b.H

(10) 98% of the outstanding capital stock of this subsidiary is owned by Comsearch Holdings, Inc. and the remaining 2% is owned by Allen Telecom Investments, Inc.


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